Exhibit 1.1

EXECUTION VERSION

PulteGroup, Inc.

$400,000,000 4.250% Senior Notes due 2021

$600,000,000 5.000% Senior Notes due 2027

Underwriting Agreement

New York, New York

July 26, 2016

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

As Representatives of the several Underwriters,

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

PulteGroup, Inc., a corporation organized under the laws of Michigan (the “Issuer”), proposes to sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, the respective amounts set forth in such Schedule II of (i) $400,000,000 4.250% Senior Notes due 2021 (the “2021 Notes”) and (ii) $600,000,000 5.000% Senior Notes due 2027 (the “2027 Notes” and, together with the 2021 Notes, the “Notes”). The Notes are to be issued under the indenture (the “Original Indenture”) dated as of October 24, 1995, as supplemented and amended by the indenture supplement dated as of August 27,1997, the indenture supplement dated as of March 20,1998, the indenture supplement dated as of January 31, 1999, the indenture supplement dated as of April 3, 2000, the indenture supplement dated as of February 21, 2001, the indenture supplement dated as of July 31, 2001, the indenture supplement dated as of August 6, 2001, the indenture supplement dated as of May 17, 2006, the indenture supplement dated as of September 15, 2009, and the indenture supplement dated as of February 8, 2016 (such indenture supplements, collectively, the “Indenture Supplements” and, together with the Original Indenture, the “Base Indenture”), and as supplemented and amended by an indenture supplement dated as of March 1, 2016 (the “2021 Supplemental Indenture”), which established the 4.250% Senior Notes due 2021 series of debt securities under the Indenture (as defined below) and an indenture supplement to be dated as of the Closing Date (the “Supplemental Indenture” and, together with the 2021 Supplemental Indenture and the Base Indenture, the “Indenture”), among the Issuer, the guarantors party thereto (individually, a “Guarantor” and, collectively, the “Guarantors”) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”, as successor trustee to J.P. Morgan Trust Company, National Association, which was successor trustee to Bank One Trust Company, National Association, which was successor trustee to The First National Bank of Chicago). The Notes will be fully and unconditionally guaranteed (the “Guarantees” and, together with the Notes, the “Securities”) by the Guarantors.

The Issuer has previously issued $300,000,000 in aggregate principal amount of its 4.25% Senior Notes due 2021 (the “Existing 2021 Notes”). The 2021 Notes, when issued, will have the same terms (except for issue date) as the Existing 2021 Notes and will be treated together with the Existing 2021 Notes as a single series of debt securities for all purposes under the Indenture. To the extent there are no additional Underwriters listed on Schedule II other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities and Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission (the “SEC”) promulgated thereunder (the “Exchange Act”) on or before each date and time when the Registration Statement, and any post-effective amendment or amendments thereto became or becomes effective (the “Effective Date”) or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference.

1. Representations and Warranties. The Issuer and the Guarantors, jointly and severally, represent and warrant to, and agree with, each Underwriter as set forth below:

(a) The Issuer meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder (the “Securities Act”) and has prepared and filed with the SEC an automatic shelf registration statement, as defined in Rule 405 under the Securities Act (the file number of which is set forth in Schedule I hereto) on Form S-3, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the SEC pursuant to Rule 424(b) under the Securities Act and deemed part of such registration statement pursuant to Rule 430B under the Securities Act, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended (the “Registration Statement”), and including a related base prospectus, for registration under the Securities Act of the offering and sale of, among other securities, the Securities (the “Base Prospectus”). Such Registration Statement, including any amendments thereto filed prior to the date and time that this agreement (the “Underwriting Agreement”) is executed and delivered by the parties hereto (the “Execution Time”), became effective upon filing and no notice of objection of the Commission to the use of such Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Issuer. No order suspending the effectiveness of the Registration Statement has been issued by the SEC, and no proceeding for that purpose has been initiated or, to the knowledge of the Issuer, threatened by the SEC. No proceeding pursuant to Section 8A of the Securities Act against the Issuer has been initiated or, to the knowledge of the Issuer, threatened by the SEC. The Issuer may have filed with the SEC, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements to the Base Prospectus relating to the Securities which is used prior to the filing of the Final Prospectus, together with the Base Prospectus (the “Preliminary Prospectus”), each of which has previously been furnished to you. The Issuer will file with the SEC a final prospectus supplement relating to the Securities in accordance with Rule 424(b) after the Execution Time, together with the Base Prospectus (the “Final Prospectus”). As filed, such Final Prospectus supplement shall contain all information required by the Securities Act and the rules thereunder, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in any Preliminary Prospectus) as the Issuer has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x) under the Securities Act. The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time;

(b) On each Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) under the Securities Act and on the Closing Date (as defined herein), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the SEC promulgated thereunder (the “Trust Indenture Act”); on each Effective Date, at the Execution Time and on the Closing Date, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date and on the Closing Date the Indenture did or will comply in all material respects with the applicable requirements of the Trust Indenture Act; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Issuer and the Guarantors make no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement, any Preliminary Prospectus or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Issuer by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement, any Preliminary Prospectus or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof;

(c) The “Disclosure Package” shall mean (i) the Preliminary Prospectus used most recently prior to the Execution Time, (ii) the issuer free writing prospectuses, as defined in Rule 433 of the Securities Act (the “Issuer Free Writing Prospectuses”), if any, identified in Schedule III hereto, and (iii) any other free writing prospectus, as defined in Rule 405 under the Securities Act (“Free Writing Prospectus”), that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package. The (i) Disclosure Package and (ii) each electronic road show distributed by or on behalf of the Issuer, when taken together as a whole with the Disclosure Package, does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Issuer by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof;

(d) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Issuer or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Securities in reliance on the exemption in Rule 163 under the Securities Act, and (iv) at the Execution Time (with such date being used as the determination date for purposes of this clause (iv)), the Issuer was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act. The Issuer agrees to pay the fees required by the SEC relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r);

(e) (i) At the earliest time after the filing of the Registration Statement that the Issuer or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Issuer was not and is not an ineligible issuer, as defined in Rule 405 under the Securities Act (an “Ineligible Issuer”) without taking account of any determination by the SEC pursuant to Rule 405 that it is not necessary that the Issuer be considered an Ineligible Issuer;

(f) Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Issuer by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof;

(g) The interactive data in the eXtensible Business Reporting Language (“XBRL”) included as an exhibit to or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the SEC’s rules and guidelines applicable thereto;

(h) Each of the Issuer and its subsidiaries has been duly incorporated or formed, as the case may be, and is validly existing as a corporation, limited liability company, partnership or other entity in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate, limited liability company, partnership or other entity power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final Prospectus, and is duly qualified to do business as a foreign corporation, limited liability company, partnership or other entity and is in good standing under the laws of each jurisdiction which requires such qualification, except in such jurisdictions in which the failure to so qualify would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Issuer and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”);

(i) All the outstanding shares of capital stock of each subsidiary that is a corporation have been duly and validly authorized and issued and are fully paid and non-assessable, all outstanding limited liability company interests or partnership interests of each subsidiary that is a limited liability company or partnership have been duly and validly issued, and, except as otherwise set forth in the Disclosure Package and the Final Prospectus and except with respect to the subsidiaries set forth on Annex A-2 attached hereto on which Annex the Issuer’s direct or indirect equity ownership in such subsidiaries is set forth (which equity interests are owned by the Issuer either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances), all outstanding shares of capital stock of each subsidiary that is a corporation and all limited liability company interests or partnership interests of each subsidiary that is a limited liability company or a partnership are owned by the Issuer either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances;

(j) There is no franchise, contract or other document of a character required to be described in the Registration Statement or Final Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required (and the Disclosure Package contains in all material respects the same description of the foregoing matters contained in the Final Prospectus); and the statements in the Disclosure Package and the Final Prospectus under the headings “Material United States Federal Income Tax Considerations,” “Description of Senior Notes” and “Description of Debt Securities” insofar as such statements summarize legal matters, agreements (or provisions thereof), documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements (or provisions thereof), documents or proceedings;

(k) This Underwriting Agreement has been duly authorized, executed and delivered by the Issuer and the Guarantors;

(l) Each of the Issuer and the Guarantors is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Prospectus, will not be required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended;

(m) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Securities Act and the Trust Indenture Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Disclosure Package and the Final Prospectus;

(n) Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Issuer or any of its subsidiaries pursuant to, (i) the charter or by-laws or other similar governing documents of the Issuer or any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Issuer or any of its subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Issuer or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Issuer or any of its subsidiaries or any of its or their properties, except for, in the case of clauses (ii) and (iii) above, such conflicts, breaches, violations or impositions of liens, charges or encumbrances which would not have a Material Adverse Effect;

(o) No holders of securities of the Issuer have rights to the registration of such securities under the Registration Statement;

(p) The Base Indenture complies in all material respects with the applicable requirements of the Trust Indenture Act and has been duly qualified as an indenture under the Trust Indenture Act;

(q) The Base Indenture has been duly authorized, executed and delivered by the Issuer and the Guarantors party thereto and constitutes a legal, valid and binding instrument enforceable against the Issuer and each of the Guarantors that is a party thereto as of the date hereof in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance, fraudulent transfer or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law); the 2021 Supplemental Indenture has been duly authorized, executed and delivered by the Issuer and Divosta Homes, L.P. and the Base Indenture, as amended and supplemented by the 2021 Supplemental Indenture, constitutes a legal, valid and binding instrument enforceable against the Issuer and the Guarantors in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance, fraudulent transfer or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law); the Supplemental Indenture has been duly authorized by the Issuer and, assuming due authorization, execution and delivery thereof by the Trustee, when executed and delivered by the Issuer, the Indenture will constitute a legal, valid and binding instrument enforceable against the Issuer and the Guarantors in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance, fraudulent transfer or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law);

(r) The Notes have been duly authorized by the Issuer, and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters, will have been duly executed and delivered by the Issuer and will constitute the legal, valid and binding obligations of the Issuer entitled to the benefits of the Indenture (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance, fraudulent transfer or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law);

(s) The notation of the Guarantees on the Notes will be in the form contemplated by the Indenture. The Guarantees have been duly authorized by the Guarantors and, when the notation of the Guarantees on the Notes has been executed and delivered by each of the Guarantors in accordance with the provisions of the Indenture, will have been duly executed, issued and delivered and, when the Notes have been executed and duly authenticated, the Guarantees will constitute valid and legally binding obligations of each such Guarantor, entitled to the benefits of the Indenture and enforceable against each such Guarantor in accordance with their terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance, fraudulent transfer or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law);

(t) The consolidated historical financial statements and schedules of the Issuer and its consolidated subsidiaries included or incorporated by reference in the Disclosure Package, the Final Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Issuer as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption “Summary—Selected Consolidated Financial Information” included or incorporated by reference in the Disclosure Package, the Final Prospectus and Registration Statement fairly present in all material respects, on the basis stated in the Disclosure Package, the Final Prospectus and the Registration Statement, the information included therein.

(u) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuer or any of its subsidiaries or its or their property is pending or, to the knowledge of the Issuer, threatened that (i) could reasonably be expected to have a material adverse effect on the performance by the Issuer or the Guarantors of this Underwriting Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto);

(v) Each of the Issuer and each of its subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted;

(w) Neither the Issuer nor any subsidiary is in violation or default of (i) any provision of its charter or bylaws (or any similar governing document), (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Issuer or such subsidiary or any of its properties, as applicable, except for, in the case of clauses (ii) and (iii) above, such violations or defaults which would not have a Material Adverse Effect;

(x) Ernst & Young LLP, who have certified certain financial statements of the Issuer and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Disclosure Package and the Final Prospectus, are independent public accountants with respect to the Issuer within the meaning of the Securities Act and the applicable published rules and regulations thereunder and the rules and regulations of the Public Company Accounting Oversight Board;

(y) The Issuer has filed all tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect;

(z) No labor problem or dispute with the employees of the Issuer or any of its subsidiaries exists or, to the knowledge of the Issuer, is threatened or imminent, and the Issuer is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, in the case of any of the foregoing, that could have a Material Adverse Effect;

(aa) The Issuer and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Issuer or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Issuer and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Issuer or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Issuer nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Issuer nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect;

(bb) No subsidiary of the Issuer is currently prohibited, directly or indirectly, from paying any dividends to the Issuer, from making any other distribution on such subsidiary’s capital stock, from repaying to the Issuer any loans or advances to such subsidiary from the Issuer or from transferring any of such subsidiary’s property or assets to the Issuer or any other subsidiary of the Issuer, except as described in or contemplated by the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto);

(cc) The Issuer and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct their respective businesses, except where failure to possess such licenses, certificates, permits or other authorizations would not have a Material Adverse Effect, and neither the Issuer nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect;

(dd) The Issuer and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in XBRL included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Final Prospectus is in compliance in all material respects with the SEC’s published rules, regulations and guidelines applicable thereto. The Issuer and its subsidiaries’ internal controls over financial reporting are effective and the Issuer and its subsidiaries are not aware of any material weakness in their internal controls over financial reporting;

(ee) The Issuer and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective;

(ff) Neither the Issuer nor any of the Guarantors has taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Issuer or the Guarantors to facilitate the sale or resale of the Securities;

(gg) The Issuer and its subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, the “Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability under any environmental law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Issuer nor any of the subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended;

(hh) In the ordinary course of its business, the Issuer periodically reviews the effect of Environmental Laws on the business, operations and properties of the Issuer and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Issuer has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect;

(ii) None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any of the Issuer or any of its subsidiaries that could have a Material Adverse Effect; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Issuer or any of its subsidiaries that could have a Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Issuer and its subsidiaries compared to the amount of such contributions made in the most recently completed fiscal year of the Issuer and its subsidiaries; (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Issuer and its subsidiaries compared to the amount of such obligations in the most recently completed fiscal year of the Issuer and its subsidiaries; (iii) any event or condition giving rise to a liability under Title IV of ERISA that could have a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Issuer or any of its subsidiaries related to their employment that could have a Material Adverse Effect. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Issuer or any of its subsidiaries may have any liability;

(jj) There is and has been no failure on the part of the Issuer and any of the Issuer’s directors or officers, in their capacities as such, to comply in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 relating to loans and Sections 302 and 906 relating to certifications;

(kk) Neither the Issuer nor any of its subsidiaries nor, to the knowledge of the Issuer, any director, officer, agent, employee, affiliate or other person acting on behalf of the Issuer or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that could result in a violation or a sanction for violation by such persons of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder; and the Issuer and its subsidiaries have instituted and maintain policies and procedures designed to promote and ensure compliance with all anti-bribery and anti-corruption laws applicable to the Issuer and its subsidiaries in the jurisdictions in which they operate. No part of the proceeds of the offering will be used, directly or indirectly, in violation of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder;

(ll) The operations of the Issuer and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuer or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Issuer, threatened;

(mm) Neither the Issuer nor any of its subsidiaries nor, to the knowledge of the Issuer, any director, officer, agent, employee or affiliate of the Issuer or any of its subsidiaries (i) is, or is controlled or 50% or more owned in the aggregate by or is acting on behalf of, one or more individuals or entities that are currently the subject of any sanctions administered or enforced by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, a member state of the European Union (including sanctions administered or enforced by Her Majesty’s Treasury of the United Kingdom) or other relevant sanctions authority (collectively, “Sanctions”), (ii) is located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory or (iii) will, directly or indirectly, use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity in any manner that, to the Issuer’s knowledge after due inquiry, would result in a violation of any Sanctions by, or could result in the imposition of Sanctions against, any individual or entity (including any individual or entity participating in the offering, whether as underwriter, advisor, investor or otherwise);

(nn) The subsidiaries listed on Annex A-1 attached hereto are the only significant subsidiaries of the Issuer as defined by Rule 1-02 of Regulation S-X (the “Subsidiaries”);

(oo) The Issuer and its subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Issuer’s business as now conducted or as proposed in the Disclosure Package and Final Prospectus to be conducted, except where the failure to own, possess or have rights to any of the foregoing would not have a Material Adverse Effect. Except as would not have a Material Adverse Effect (a) there are no rights of third parties to any such Intellectual Property; (b) there is no infringement by third parties of any such Intellectual Property; (c) there is no pending or threatened action, suit, proceeding or claim by others challenging the Issuer’s rights in or to any such Intellectual Property, and the Issuer is unaware of any facts which would form a reasonable basis for any such claim; (d) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Issuer is unaware of any facts which would form a reasonable basis for any such claim; (e) there is no pending or, to the knowledge of the Issuer, threatened action, suit, proceeding or claim by others that the Issuer infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Issuer is unaware of any other fact which would form a reasonable basis for any such claim; (f) there is no U.S. patent or published U.S. patent application which contains claims that dominate or may dominate any Intellectual Property described in the Disclosure Package and the Final Prospectus as being owned by or licensed to the Issuer or that interferes with the issued or pending claims of any such Intellectual Property; and (g) there is no prior art of which the Issuer is aware that may render any U.S. patent held by the Issuer invalid or any U.S. patent application held by the Issuer un-patentable which has not been disclosed to the U.S. Patent and Trademark Office;

(pp) Except as disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus, the Issuer (i) does not have any material lending or other relationship with any bank or lending affiliate of any of the Underwriters and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of any of the Underwriters; and

(qq) Any certificate signed by any officer of the Issuer or any Guarantor and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Issuer or such Guarantor, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Issuer agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Issuer at the respective purchase prices set forth in Schedule I hereto (i) the principal amount of the 2021 Notes set forth opposite such Underwriter’s name in Schedule II hereto, and (ii) the principal amount of the 2027 Notes set forth opposite such Underwriter’s name in Schedule II hereto.

3. Delivery and Payment. Delivery of and payment for the Securities shall be made at 10:00 AM, Eastern Standard Time, on July 29, 2016, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Issuer or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). For purposes herein, “Business Day” shall have the meaning of any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York, New York. Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Issuer by wire transfer payable in same-day funds to an account specified by the Issuer. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.

5. Agreements. The Issuer and the Guarantors, jointly and severally, agree with the several Underwriters that:

(a) Prior to the termination of the offering of the Securities, the Issuer will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus unless the Issuer has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Issuer will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the SEC pursuant to the applicable paragraph of Rule 424(b) under the Securities Act within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Issuer will promptly advise the Representatives (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the SEC pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the SEC or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Disclosure Package or Final Prospectus or for any additional information, (iv) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act and (v) of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Issuer will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable;

(b) To prepare a final term sheet, containing solely a description of final terms of the Securities and the offering thereof, in the form approved by you and attached as Schedule IV hereto and to file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such Rule;

(c) If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b) under the Securities Act, any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, or if it shall be necessary to amend the Disclosure Package or supplement the Disclosure Package to comply with the Securities Act or the Exchange Act or the respective rules thereunder, the Issuer will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission or to effect such compliance; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request;

(d) If, at any time when a prospectus relating to the Securities is required to be delivered under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Securities Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, the Issuer promptly will (i) notify the Representatives of any such event, (ii) prepare and file with the SEC, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and (iv) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request;

(e) As soon as practicable, the Issuer will make generally available to its security holders and to the Representatives an earnings statement or statements of the Issuer and its subsidiaries which will satisfy the provisions of Section 11(a) of Rule 158 under the Securities Act;

(f) The Issuer will furnish to the Representatives and counsel for the Underwriters, without charge, copies of the signed Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Issuer will pay the expenses of printing or other production of all documents relating to the offering;

(g) The Issuer will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Issuer be obligated to qualify to do business in any jurisdiction where it is not now so qualified, to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, or subject itself to payment of taxes, in each case in any jurisdiction where it is not now so subject.

(h) The Issuer agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Issuer that, unless it has or shall have obtained, as the case may be, the prior written consent of the Issuer, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus required to be filed by the Issuer with the SEC or retained by the Issuer under Rule 433 under the Securities Act, other than a free writing prospectus containing the information contained in the final term sheet prepared and filed pursuant to Section 5(b) hereto; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives and the Issuer is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Issuer agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the SEC, legending and record keeping;

(i) The Issuer will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Issuer or any affiliate of the Issuer or any person in privity with the Issuer or any affiliate of the Issuer), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any debt securities issued or guaranteed by the Issuer (other than the Securities) or publicly announce an intention to effect any such transaction, until after the Closing Date;

(j) Neither the Issuer nor the Guarantors will take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Issuer to facilitate the sale or resale of the Securities;

(k) The Issuer and the Guarantors, jointly and severally, agree to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the SEC of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Underwriting Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vi) any filings required to be made with the Financial Industry Regulatory Authority, Inc. (“FINRA”) (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (vii) the transportation and other expenses incurred by or on behalf of Issuer representatives in connection with presentations to prospective purchasers of the Securities; (viii) the fees and expenses of the Issuer’s accountants and the fees and expenses of counsel (including local and special counsel) for the Issuer; and (ix) all other costs and expenses incident to the performance by the Issuer of its obligations hereunder.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Issuer and the Guarantors contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Issuer and the Guarantors made in any certificates pursuant to the provisions hereof, to the performance by the Issuer and the Guarantors of their obligations hereunder and to the following additional conditions:

(a) The Final Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b) under the Securities Act; the final term sheet contemplated by Section 5(b) hereto, and any other permitted Free Writing Prospectus required to be filed by the Issuer pursuant to Rule 433(d) under the Securities Act, shall have been filed with the SEC within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use or any post-effective amendment thereto shall have been issued and no proceedings for that purpose or pursuant to Section 8A of the Securities Act shall have been instituted or threatened;

(b) The Issuer shall have requested and caused Sidley Austin LLP, counsel for the Issuer, to have furnished to the Representatives their written opinions and negative assurance letter, to be delivered and dated as of the Closing Date and addressed to the Representatives, substantially to the effect set forth in Exhibit A hereto;

(c) The Issuer shall have requested and caused Steven M. Cook, Executive Vice President, Chief Legal Officer and Corporate Secretary of the Issuer, to have furnished to the Representatives his written opinions, to be delivered and dated as of the Closing Date and addressed to the Representatives, substantially to the effect set forth in Exhibit B hereto;

(d) The Representatives shall have received from Proskauer Rose LLP, counsel for the Underwriters, such opinion or opinions, to be delivered and dated as of the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Issuer and the Guarantors shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters;

(e) The Issuer and the Guarantors shall have furnished to the Representatives a certificate of the Issuer, signed by the Chief Executive Officer or the Chief Legal Officer and the principal financial officer of the Issuer and an authorized officer, director or manager of each Guarantor, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Final Prospectus and any supplements or amendments thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Underwriting Agreement and that:

(i) the respective representations and warranties of the Issuer or such Guarantor, as the case may be, in this Underwriting Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Issuer or such Guarantor, as the case may be, has complied with all of its respective agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use or to any post-effective amendment thereto has been issued and no proceedings for that purpose or pursuant to Section 8A of the Securities Act have been instituted or, to the Issuer’s knowledge, threatened; and

(iii) since the date of the most recent financial statements incorporated by reference in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto), there has been no Material Adverse Effect.

(f) The Issuer shall have requested and caused Ernst & Young LLP to have furnished to the Representatives (i) a customary comfort letter, dated the date hereof, with respect to the financial statements and certain financial information contained or incorporated by reference in the Disclosure Package, and (ii) a customary comfort letter, to be delivered and dated as of the Closing Date, in form and substance reasonably satisfactory to the Underwriters and their counsel, to the effect that Ernst & Young LLP reaffirms the statements made in its letter furnished pursuant to clause (i) with respect to the financial statements and certain financial information contained or incorporated by reference in the Disclosure Package and the Final Prospectus.

(g) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Issuer and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering, sale or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto);

(h) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Issuer’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 3(a)(62) under the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change;

(i) The issuance and sale of the Securities pursuant to this Agreement shall not have been enjoined (temporarily or permanently), no restraining order or other injunctive order shall have been issued and no action, suit or proceeding shall have been commenced with respect to this Agreement before any court or governmental authority;

(j) The Supplemental Indenture shall have been duly executed and delivered by the Issuer and the Trustee, and the Securities shall have been duly executed by the Issuer, as applicable, and the Notes shall have been duly authenticated by the Trustee; and

(k) Prior to the Closing Date, the Issuer and the Guarantors shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Underwriting Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Underwriting Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Underwriting Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Issuer in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Proskauer Rose LLP, counsel for the Underwriters, at Eleven Times Square, New York, NY 10036, on the Closing Date.

7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Issuer to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Issuer and Guarantors, will, severally and jointly, reimburse the Underwriters severally through J.P. Morgan Securities LLC on demand for all expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8. Indemnification and Contribution.

(a) The Issuer and each of the Guarantors, jointly and severally, agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees, affiliates and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Preliminary Prospectus, the Final Prospectus, any Issuer Free

Writing Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that neither the Issuer nor any of the Guarantors will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information furnished in writing to the Issuer by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Issuer and the Guarantors may otherwise have.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Issuer and the Guarantors, each of their directors, each of their officers who signs the Registration Statement, and each person who controls the Issuer or any Guarantor within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Issuer and the Guarantors to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Issuer by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Issuer and the Guarantors acknowledge that the statements set forth in (i) the list of Underwriters and their respective participation in the sale of the Securities in the first paragraph, (ii) the second and third sentences in the third paragraph (related to concessions and reallowances), (iii) the eighth paragraph (related to Associated Investment Services, Inc.), (iv) the ninth paragraph (related to short sales, stabilization and syndicate covering transactions), (v) the third and fourth sentences in the tenth paragraph, and (vi) the third sentence of the eleventh paragraph, in each case, under the heading “Underwriting” in the Preliminary Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent: (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Issuer and the Guarantors and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Issuer and the Guarantors and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Issuer and the Guarantors on the one hand and by the Underwriters on the other from the offering of the Securities. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Issuer and the Guarantors and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Issuer and the Guarantors on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Issuer and the Guarantors shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by them, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Issuer and the Guarantors on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Issuer and the Guarantors and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee, affiliate and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Issuer or the Guarantors within the meaning of either the Securities Act or the Exchange Act, each officer of the Issuer or the Guarantors who shall have signed the Registration Statement and each director of the Issuer or the Guarantors shall have the same rights to contribution as the Issuer and the Guarantors, subject in each case to the applicable terms and conditions of this paragraph (d). The Underwriters’ obligations to contribute pursuant to this paragraph (d) are several in proportion to their respective purchase obligations hereunder and not joint.

9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Underwriting Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such non-defaulting Underwriters do not purchase all the Securities, this Underwriting Agreement will terminate without liability to any non-defaulting Underwriter or the Issuer. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business

Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Underwriting Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Issuer and any non-defaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Underwriting Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Issuer prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Issuer’s common stock shall have been suspended by the SEC or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities, (iii) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis, either within or outside the United States, the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering, sale or delivery of the Securities as contemplated by any Preliminary Prospectus or the Final Prospectus (exclusive of any amendment or supplement thereto).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Issuer and the Guarantors or their officers and of the Underwriters set forth in or made pursuant to this Underwriting Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Issuer or the Guarantors or any of the officers, directors, employees, affiliates, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 5(k), 7 and 8 hereof shall survive the termination or cancellation of this Underwriting Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to J.P. Morgan Securities LLC. at 383 Madison Avenue, New York, New York 10179, Attention: Ken Lang, facsimile number: +1 (212) 270-1063 and Merrill Lynch, Pierce, Fenner & Smith Incorporated at 50 Rockefeller Plaza, New York, New York 10020, Attention: High Yield Legal Department, facsimile number: (212) 901-7897; or, if sent to the Issuer or the Guarantors, will be mailed, delivered or telefaxed to PulteGroup, Inc., 3350 Peachtree Rd NE, Suite 150, Atlanta, Georgia 30326, +1 (404) 978-6400, Attention: Steven M. Cook.

13. Successors. This Underwriting Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14. No Fiduciary Duty. The Issuer and the Guarantors hereby acknowledge that (a) the purchase and sale of the Securities pursuant to this Underwriting Agreement is an arm’s-length commercial transaction between the Issuer and the Guarantors, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Issuer or any of the Guarantors and (c) the Issuer’s and the Guarantors’ engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, each of the Issuer and the Guarantors agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Issuer or the Guarantors on related or other matters). The Issuer and the Guarantors agree that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Issuer or the Guarantors, in connection with such transaction or the process leading thereto.

15. Obligations of Guarantors. Notwithstanding anything in this Agreement to the contrary, a Guarantor will not have any liability with regard to representations and warranties in Section 1, with regard to indemnification or contribution under Section 8 or with regard to any other provisions of this Agreement, at any time when that Guarantor is not guaranteeing the Issuer’s obligations under the Notes (whether because that Guarantor has never guaranteed the Issuer’s obligations under the Notes, because that Guarantor’s guarantee of the Issuer’s obligations under the Notes has been suspended or because that Guarantor has been released as a guarantor of the Notes in accordance with the terms of the Indenture).

16. Integration. This Underwriting Agreement supersedes all prior agreements and understandings (whether written or oral) between the Issuer and the Underwriters, or any of them, with respect to the subject matter hereof.

17. Applicable Law. This Underwriting Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

18. Waiver of Jury Trial. The Issuer hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Underwriting Agreement or the transactions contemplated hereby.

19. Counterparts. This Underwriting Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

20. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Underwriting Agreement and your acceptance shall represent a binding agreement among the Issuer, the Guarantors and the several Underwriters.

PulteGroup, Inc.

By:	\s\ Bruce E. Robinson
	Name:	Bruce E. Robinson
	Title:	Vice President and Treasurer

Anthem Arizona, L.L.C.	PH4 Corporation
Centex Construction of New Mexico, LLC	PN II, Inc.
Centex Homes of California, LLC	Preserve II, Inc.
Centex Homes, LLC	Pulte Arizona Services, Inc.
Centex International II, LLC	Pulte Building Systems Holding Company, LLC
Centex LLC	Pulte Development Corporation
Centex Real Estate Construction Company	Pulte Development New Mexico, Inc.
Centex Real Estate Corporation	Pulte Home Corporation
Del Webb California Corp.	Pulte Home Corporation of the Delaware Valley
Del Webb Communities of Illinois, Inc.	Pulte Homes of Greater Kansas City, Inc.
Del Webb Communities, Inc.	Pulte Homes of Michigan LLC
Del Webb Corporation	Pulte Homes of Minnesota LLC
Del Webb Home Construction, Inc.	Pulte Homes of New England LLC
Del Webb Limited Holding Co.	Pulte Homes of New Mexico, Inc.
Del Webb Southwest Co.	Pulte Homes of New York LLC
Del Webb’s Coventry Homes Construction Co.	Pulte Homes of Ohio LLC
Del Webb’s Coventry Homes of Nevada, Inc.	Pulte Homes of St. Louis, LLC
Del Webb’s Coventry Homes, Inc.	Pulte Homes Tennessee, Inc.
DiVosta Building, LLC	Pulte Land Company, LLC
DiVosta Homes Holdings, LLC	Pulte Nevada I LLC
DW Homebuilding Co.	Pulte Payroll Corporation
Nomas LLC	Pulte Realty Holdings, Inc.
PH 19 Corporation	Pulte Texas Holdings LLC
PH1 Corporation	RN Acquisition 2 Corp.
PH3 Corporation	Terravita Home Construction Co.
Wil Corporation

By:	\s\ Bruce E. Robinson	By:	\s\ Bruce E. Robinson
Name:	Bruce E. Robinson	Name:	Bruce E. Robinson
Title:	Vice President and Treasurer	Title:	Vice President and Treasurer

[continued on following page]

[Signature Page – Underwriting Agreement]

Centex Development Company, L.P.		Centex Homes

By:	Centex Homes	By:	Centex Real Estate Corporation
Its:	General Partner	Its:	Managing Partner

By:	Centex Real Estate Corporation	\s\ Bruce E. Robinson
Its:	Managing Partner	By:	Bruce E. Robinson
		Title:	Vice President and Treasurer
\s\ Bruce E. Robinson
By:	Bruce E. Robinson
Title:	Vice President and Treasurer

Del Webb Texas Limited Partnership		DiVosta Homes, L.P.

By:	Del Webb Southwest Co.	By:	DiVosta Homes Holdings, LLC
Its:	General Partner	Its:	General Partner

\s\ Bruce E. Robinson		\s\ Bruce E. Robinson
By:	Bruce E. Robinson	By:	Bruce E. Robinson
Title:	Vice President and Treasurer	Title:	Vice President and Treasurer

Potomac Yard Development LLC		Pulte Communities NJ, Limited Partnership

By:	Potomac Yard Development Sole	By:	Preserve I, Inc.
	Member LLC	Its:	General Partner
Its:	Sole Member
\s\ Bruce E. Robinson
By:	Pulte Home Corporation	By:	Bruce E. Robinson
Its:	Sole Member	Title:	Vice President and Treasurer

\s\ Bruce E. Robinson

By:	Bruce E. Robinson
Title:	Vice President and Treasurer

Pulte Homes of NJ, Limited Partnership		Pulte Homes of Texas, L.P.

By:	Pulte Home Corporation of The	By:	Pulte Nevada I LLC
	Delaware Valley	Its:	General Partner
Its:	General Partner
\s\ Bruce E. Robinson
\s\ Bruce E. Robinson		By:	Bruce E. Robinson
By:	Bruce E. Robinson	Title:	Vice President and Treasurer
Title:	Vice President and Treasurer

[continued on following page]

[Signature Page – Underwriting Agreement]

Pulte Homes of PA, Limited Partnership

By:	PH 50 LLC
Its:	General Partner

\s\ Stephen Schlageter
By:	Stephen P. Schlageter
Title:	Manager

Pulte Homes Tennessee Limited Partnership

By:	Pulte Homes Tennessee, Inc.
Its:	General Partner

\s\ Bruce E. Robinson
By:	Bruce E. Robinson
Title:	Vice President and Treasurer

Pulte Realty Limited Partnership

By:	PH 55 LLC
Its:	General Partner

By:	Pulte Realty Holdings, Inc.
Its:	Sole Member

\s\ Bruce E. Robinson
By:	Bruce E. Robinson
Title:	Vice President and Treasurer

Pulte/BP Murrieta Hills, LLC

By:	Pulte Home Corporation
Its:	Manager Member

\s\ Bruce E. Robinson
By:	Bruce E. Robinson
Title:	Vice President and Treasurer

Pulte Homes of Indiana, LLC

\s\ Steven M. Cook
By:	Steven M. Cook
Title:	Manager

[Signature Page – Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

J.P. Morgan Securities LLC
Merrill Lynch, Pierce, Fenner & Smith
Incorporated

By:	J.P. Morgan Securities LLC

By:	\s\ Kenneth A. Lang
Name: Kenneth A. Lang
Title: Managing Director

By:	Merrill Lynch, Pierce, Fenner & Smith
Incorporated

By:	\s\ William Conkling
Name: William Conkling
Title: Managing Director

For themselves and the other several Underwriters named in Schedule II to the foregoing Underwriting Agreement.

[Signature Page – Underwriting Agreement]

SCHEDULE I

Underwriting Agreement dated July 26, 2016

Registration Statement No. 333-209598

Representatives: J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated

Title, Purchase Price and Description of 2021 Notes:

Title:	4.25% Senior Notes due 2021

Principal amount:	$400,000,000

Purchase price:	102.850% of the aggregate principal amount thereof, plus an amount equal to accrued interest on the Existing 2021 Notes from March 1, 2016 to the Closing Date

Title, Purchase Price and Description of 2027 Notes:

Title:	5.000% Senior Notes due 2027

Principal amount:	$600,000,000

Purchase price:	99.350% of the aggregate principal amount thereof

Closing Date, Time and Location: July 29, 2016 at 10:00 A.M. at Proskauer Rose LLP, Eleven Times Square, New York, NY 10036

Type of Offering: Non-delayed

Date referred to in Section 5(i) after which the Issuer may offer or sell debt securities issued or guaranteed by the Issuer without the consent of the Representative(s): July 29, 2016

Modification of items to be covered by the letter from Ernst & Young LLP delivered pursuant to Section 6(f) at the Execution Time: None.

SCHEDULE II

Underwriters	Principal Amount of 2021 Notes to be Purchased	Principal Amount of 2027 Notes to be Purchased
J.P. Morgan Securities LLC	$100,000,000	$150,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$40,000,000	$60,000,000
BB&T Capital Markets, a division of BB&T Securities, LLC	$40,000,000	$60,000,000
SunTrust Robinson Humphrey, Inc.	$40,000,000	$60,000,000
Citigroup Global Markets Inc.	$32,000,000	$48,000,000
Wells Fargo Securities, LLC	$32,000,000	$48,000,000
Comerica Securities, Inc.	$24,000,000	$36,000,000
Mizuho Securities USA Inc.	$24,000,000	$36,000,000
PNC Capital Markets LLC	$24,000,000	$36,000,000
U.S. Bancorp Investments, Inc.	$12,000,000	$18,000,000
Fifth Third Securities, Inc.	$12,000,000	$18,000,000
BNP Paribas Securities Corp.	$12,000,000	$18,000,000
TD Securities (USA) LLC	$6,000,000	$9,000,000
Samuel A. Ramirez & Company, Inc.	$2,000,000	$3,000,000

Total	$400,000,000	$600,000,000

SCHEDULE III

•	Final Term Sheet set forth in Schedule IV hereto.

SCHEDULE IV

See attached.

SCHEDULE V

Guarantors	State of Organization
Anthem Arizona, L.L.C.	Arizona
Centex Construction of New Mexico, LLC	Delaware
Centex Development Company, L.P.	Delaware
Centex Homes	Nevada
Centex Homes of California, LLC	Delaware
Centex Homes, LLC	Delaware
Centex International II, LLC	Nevada
Centex LLC	Nevada
Centex Real Estate Construction Company	Nevada
Centex Real Estate Corporation	Nevada
Del Webb California Corp.	Arizona
Del Webb Communities, Inc.	Arizona
Del Webb Communities of Illinois, Inc.	Arizona
Del Webb Corporation	Delaware
Del Webb Home Construction, Inc.	Arizona
Del Webb Limited Holding Co.	Arizona
Del Webb Southwest Co.	Arizona
Del Webb Texas Limited Partnership	Arizona
Del Webb’s Coventry Homes Construction Co.	Arizona
Del Webb’s Coventry Homes, Inc.	Arizona
Del Webb’s Coventry Homes of Nevada, Inc.	Arizona
DiVosta Building, LLC	Michigan
DiVosta Homes Holdings, LLC	Delaware
DiVosta Homes, L.P.	Delaware
DW Homebuilding Co.	Arizona
Nomas LLC	Nevada
PH1 Corporation	Michigan
PH3 Corporation	Michigan
PH4 Corporation	Michigan
PH 19 Corporation	Michigan
PN II, Inc.	Nevada
Potomac Yard Development LLC	Delaware
Preserve II, Inc.	Michigan
Pulte Arizona Services, Inc.	Michigan
Pulte Building Systems Holding Company, LLC	Nevada
Pulte Communities NJ, Limited Partnership	Michigan
Pulte Development Corporation	Michigan
Pulte Development New Mexico, Inc.	Michigan
Pulte Home Corporation	Michigan
Pulte Home Corporation of the Delaware Valley	Michigan
Pulte Homes of Greater Kansas City, Inc.	Michigan
Pulte Homes of Indiana, LLC	Indiana
Pulte Homes of Michigan LLC	Michigan
Pulte Homes of Minnesota LLC	Minnesota
Pulte Homes of New England LLC	Michigan
Pulte Homes of New Mexico, Inc.	Michigan
Pulte Homes of New York LLC	Delaware
Pulte Homes of NJ, Limited Partnership	Michigan
Pulte Homes of Ohio LLC	Michigan
Pulte Homes of PA, Limited Partnership	Michigan
Pulte Homes of St. Louis, LLC	Nevada

Pulte Homes of Texas, L.P.	Texas
Pulte Homes Tennessee, Inc.	Michigan
Pulte Homes Tennessee Limited Partnership	Nevada
Pulte Land Company, LLC	Michigan
Pulte Nevada I LLC	Delaware
Pulte Payroll Corporation	Michigan
Pulte Realty Holdings, Inc.	Michigan
Pulte Realty Limited Partnership	Michigan
Pulte Texas Holdings LLC	Michigan
Pulte/BP Murrieta Hills, LLC	California
RN Acquisition 2 Corp.	Nevada
Terravita Home Construction Co.	Arizona
Wil Corporation	Michigan

Annex A-1

Significant Subsidiaries

Pulte Home Corporation

Centex Homes

Pulte Realty Limited Partnership

Pulte Homes of Texas, L.P.

Annex A-2

Less than Wholly-Owned Subsidiaries

Subsidiary	PulteGroup, Inc. Direct or Indirect Ownership Interest
Cave Buttes Development Partners, LLC	50%

Contracts Insurance Company of North America, Inc., a Risk Retention Group	100% of Class A stock

FRCS II, LLC	99%

Golfclub of the Everglades, Inc.	100% of common stock

Pulte Georgia Holdings LLC	70%

Pulte / BP Murrieta Hills, LLC	70%

Pulte Realty of Connecticut, Inc.	100% of common stock

Exhibit A

Form of Opinion of Sidley Austin LLP

Exhibit B

Form of Opinion of Steven M. Cook